                                                               Exhibit (h)(5)(i)


                           FORM OF AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                    BETWEEN

                                ING MUTUAL FUNDS

                                      AND

                            ING FUNDS SERVICES, LLC

                                            ADMINISTRATIVE FEE
                                         -------------------------    LAST CONTINUED/
            SERIES                          (as a percentage of      APPROVED BY BOARD     REAPPROVAL DATE
            ------                       average daily net assets)   -----------------     ---------------
ING Emerging Countries Fund                        0.10%             August 20, 2002      September 1, 2003
ING Global Real Estate Fund                        0.10%             August 20, 2002      September 1, 2003

ING International Fund                             0.10%             August 20, 2002      September 1, 2003
ING International SmallCap Growth Fund             0.10%             August 20, 2002      September 1, 2003
ING Precious Metals Fund                           0.10%             August 20, 2002      September 1, 2003
ING Russia Fund                                    0.10%             August 20, 2002      September 1, 2003
ING Worldwide Growth Fund                          0.10%             August 20, 2002      September 1, 2003
ING Global Equity Dividend Fund*                   0.10%             February 25, 2003    September 1, 2004
ING Foreign Fund*                                  0.10%             May 29, 2003         September 1, 2004


* This Amended Schedule A to the Administration Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.